THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES. THE SECURITIES OFFERED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THIS OFFERING HAS NOT BEEN REVIEWED OR APPROVED, NOR HAS THE ACCURACY OR ADEQUACY OF THE INFORMATION SET FORTH HEREIN BEEN PASSED UPON, BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES OR OTHER REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PACIFIC BIOMETRICS, INC.

SUBSCRIPTION AGREEMENT
(2006 Private Offering)

This Subscription Agreement (“Agreement”) is executed and delivered as of the date set forth on the “Subscription Accepted” page hereof, and is by and between Pacific Biometrics, Inc., a Delaware corporation (the “Company”), and the undersigned subscriber (“Subscriber”). This offering shall close on March 8, 2006 (the “Closing”).

The Company is authorized to offer for sale to qualified subscribers up to Five Million Dollars ($5,000,000) (the “Total Offering”) of the Company’s securities to be sold in “Units.” At the Company’s sole discretion, the Company may sell up to 110% of the Total Offering.

Each Unit shall consist of the following securities:

a. One hundred (100) shares of the Company’s common stock (the “Shares”), at a price equal to $1.35 per share; and

b. One (1) common stock purchase warrant entitling the holder to purchase 30 shares of the Company’s common stock (the “Investor Warrants”). The Investor Warrants shall have a term of five and one-half (51/2) years from the date of issuance (the “Expiration Date”) shall be exercisable at any time beginning from the date that is six months from the date of issuance until the Expiration Date at a price equal to $1.60 per share and otherwise shall have the terms set forth in the form of Investor Warrant attached to this Agreement as Exhibit A.

The Company has engaged Midtown Partners & Co., LLC, a licensed broker/dealer (“Broker”), as placement agent to assist the Company in offering the Units pursuant to the terms of this Offering.

AGREEMENT

1. Subscription for Units; Acceptance.

(a) Subject to the terms and conditions of this Agreement, Subscriber hereby irrevocably subscribes to purchase the number of Units for an aggregate purchase price set forth on the Signature Page of this Agreement. Payment of the purchase price shall be paid by wire transfer to:

Bank:	Wells Fargo Bank N.A.
1012 Swarthmore Avenue
Pacific Palisades, California 90272
(310) 550-2800
ABA Routing:	121-000-248
Account No:	201-817-485-4
Account Name:	The Baum Law Firm PC
Client Trust Account
The Baum Law Firm
580 2nd Street, Suite 102
Encinitas, California 92024
Tel: (760) 230-2300 x205
Fax: (760) 230-2305
To confirm your wire: 800-225-5935

(b) Subscriber understands that this Agreement is not binding upon the Company until the Company accepts it, which acceptance is at the sole discretion of the Company and is to be evidenced by the Company’s execution of this Agreement where indicated. Subscriber understands that the Company may, in its sole discretion, reduce the number of Securities subscribed for under this Agreement by any amount and to any extent, whether or not pro rata reductions are made of any other investor’s subscription. This Agreement shall be null and void if the Company does not accept it. Subscriber understands that Subscriber is not entitled to cancel, terminate or revoke this Agreement.

2. Representations of Subscriber and the Company

2.1 Representations of Subscriber. In order to induce the Company to accept this subscription, Subscriber hereby represents and warrants to, and covenants with, the Company as follows:

(a) Authorization. Subscriber has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If Subscriber is an entity, this Agreement has been duly authorized by all necessary actions of the board of directors, shareholders, partners, trustees, or other duly authorized acting body or person on the part of the Subscriber, and has been duly executed by an authorized officer or representative of the Subscriber. This Agreement is a legal, valid, and binding obligation of Subscriber enforceable against Subscriber in accordance with its terms.

(b) Public Filings. Subscriber has reviewed copies of the Company’s most recent filings with the Securities and Exchange Commission (“Commission”), including, specifically, the Company’s annual report on Form 10-KSB for the fiscal year ended June 30, 2005 and the quarterly reports on Form 10-QSB for the quarters ended December 31, 2005 and September 30, 2005, the Company’s current reports on Form 8-K, and the Company’s registration statements on Form SB-2 (collectively, the “Public Filings”). Copies of all of these Public Filings are available at the SEC’s website at www.sec.gov.

(c) Risk Factors. SUBSCRIBER IS AWARE THAT AN INVESTMENT IN THE UNITS INVOLVES SUBSTANTIAL RISKS. SUBSCRIBER HAS REVIEWED AND UNDERSTANDS THE RISK FACTORS CONTAINED IN THE PUBLIC FILINGS, INCLUDING THOSE CONTAINED IN THE COMPANY’S REGISTRATION STATEMENTS ON FORM SB-2.

(d) Due Diligence. Subscriber has been solely responsible for his, her or its own due diligence investigation of the Company and its business, and analysis of the merits and risks of the investment in the Units, and is not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Units. Subscriber has had the opportunity to ask questions of and to receive answers from the Company and its executive officers concerning the Units and the affairs and prospects of the Company in general and desires no further information pertaining to the Company. All such questions, if any, have been answered to the full satisfaction of Subscriber. Except as expressly set forth in this Agreement, no representations or warranties have been made to Subscriber by the Company or by any agent, employee, or affiliate of the Company, and in entering into this transaction Subscriber is not relying upon any information, other than contained in the Public Filings.

(e) Securities Law Representations and Warranties. Subscriber has been advised that the Securities are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), or applicable state securities laws, but are being offered and sold pursuant to exemptions from such laws, and that the Company’s reliance upon such exemptions based, in part, on Subscriber’s representations and warranties contained herein. Subscriber acknowledges the Company reliance on these representations.

(f) Purchase Entirely for Own Account. Subscriber is acquiring the Units solely for investment and not with a view to any offering, sale or distribution of any part thereof. Subscriber has no present intention of selling, granting participation in, or otherwise distributing the Units, subject, however, to any requirement of law that the disposition of Subscriber’s property shall at all times be within Subscriber’s control. Subscriber does not have any contract, understanding, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to the Units or any portion thereof. Subscriber realizes that the basis for the exemptions from relevant securities laws may not be present if, notwithstanding such representations, Subscriber currently has in mind merely acquiring the Units for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Subscriber does not have any such present intention.

(g) Sophistication. Subscriber has such knowledge and expertise in financial and business matters that Subscriber is capable of evaluating the merits and risks involved in an investment in the Units.

(h) Suitability; Ability to Bear Risk. The investment in the Units is suitable for Subscriber based upon its investment objectives and financial needs. Subscriber has adequate means and net worth for providing for its current financial needs and contingencies and has no need for liquidity of investment with respect to the Units. Subscriber’s overall commitment to investments that are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Units will not cause such overall commitment to become excessive. Subscriber is able to bear the substantial economic risks of an investment in the Units for an indefinite period of time, and can afford a complete loss of this investment.

(i) Professional Advice. Subscriber has been encouraged to consult his or her own financial advisor, legal counsel and tax accountant concerning this investment, including any tax implications. Subscriber has obtained, to the extent he, she or it deems necessary, personal professional advice with respect to the risks inherent in an investment in the common stock and the suitability of such investment in light of the Subscriber’s personal financial condition and investment needs. Unless the Subscriber has otherwise advised the Company in writing, the Subscriber did not employ the services of a purchaser representative, as defined in Regulation D under the 1933 Act, in connection with this investment.

(j) Restricted Securities. Subscriber understands that: (i) the Units have not been and are not being registered under the 1933 Act or state securities laws, but are being offered and sold pursuant to exemptions from such laws; (ii) the Units are and will be classified as “restricted securities”, as defined under the 1933 Act; (iii) the Units may not be sold or otherwise transferred unless they have been first registered under the 1933 Act and applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (iv) the Company is under no obligation to register the Units under the 1933 Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; (v) the Units and the shares of Common Stock issuable upon exercise of the Investor Warrants will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof and will have stop-transfer instructions placed with the transfer agent.

(k) Further Limitations on Disposition. Subscriber understands and agrees that Subscriber will not sell or otherwise transfer any of the Units, or any interest therein, unless and until (i) the Units shall have first been registered under the 1933 Act and applicable state securities laws, or (ii) Subscriber shall have notified the Company of the proposed disposition and Subscriber shall have delivered to the Company, at the expense of Subscriber, a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Company), to the effect that the proposed sale or transfer is exempt from the registration provisions of the 1933 Act and all applicable state securities laws.

(l) Residency. Subscriber represents and warrants that the Subscriber is a bona fide resident of, and is domiciled in, the state so designated on the signature page hereto, and that the Units are being purchased solely for the beneficial interest of the Subscriber and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization.

(m) Trading Restrictions. Subscriber and each of its affiliates represents and warrants that the Subscriber and their affiliates will not actively trade in the Company’s common stock prior to the announcement of the Closing of the Offering.

(n) No Market Manipulation. No Subscriber has taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the common stock or affect the price at which the common stock may be issued or resold.

(o) Correctness of Representations. Each Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing of the Offering shall be true and correct as of the Closing of the Offering.

(p) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

2.2 Representations of the Company. The Company represents and warrants to and agrees with each Subscriber that:

(a) Due Incorporation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.

(b) Outstanding Stock. All issued and outstanding shares of capital stock of the Company has been duly authorized and validly issued and are fully paid and nonassessable.

(c) Authority; Enforceability. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder.

(d) Consents. No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company nor the Company’s shareholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Units.

(e) No Violation or Conflict. Assuming the representations and warranties of the Subscribers are true and correct, neither the issuance and sale of the Units nor the performance of the Company’s obligations under the Transaction Documents will:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company, or (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, by which the Company is bound, or to which any of the properties of the Company is subject, in each case except for any violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company except as described herein; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company; or

(iv) result in the activation of any piggy-back registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(f) The Common Stock and Investor Warrants. The securities upon issuance:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances created by the Company, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the common stock and upon exercise of the Investor Warrants and will be duly and validly issued, fully paid and nonassessable or if registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted);

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders; and

(v) assuming the representations warranties of the Subscribers are true and correct, will not result in a violation of Section 5 under the 1933 Act.

(g) Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company that would affect the execution by the Company or the performance by the Company of its obligations under the Transaction Documents. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company which litigation if adversely determined would have a Material Adverse Effect.

(h) Reporting Company. The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and has a class of common shares registered pursuant to Section 12(g) of the 1934 Act. Pursuant to the provisions of the 1934 Act, the Company has filed all reports and other materials required to be filed hereunder with the Commission during the preceding twelve months.

(i) No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of common stock or affect the price at which the common stock may be issued or resold.

(j) Information Concerning the Company. The Public Filings contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Public Filings, there has been no Material Adverse Event relating to the Company’s business, financial condition or affairs not publicly disclosed in the Public Filings.

(k) Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the Subscriber.

(l) Defaults. The Company is not in violation of its certificate of incorporation or bylaws. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to the Company’s knowledge not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m) No Integrated Offering. Neither the Company, nor to the Company’s knowledge any person acting on its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offer of the Units pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Nor will the Company take any action or steps that would cause the offer or issuance of the Units to be integrated with other offerings. The Company will not conduct any offering other than the transactions contemplated hereby that will be integrated with the offer or issuance of the Securities.

(n) No General Solicitation. Neither the Company, nor to the Company’s knowledge any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o) Listing. The common stock is quoted on the OTC Bulletin Board. The Company has not received any oral or written notice that the common stock is not eligible nor will become ineligible for quotation on the OTC Bulletin Board nor that the common stock does not meet all requirements for the continuation of such quotation and the Company satisfies all the requirements for the continued quotation of the common stock on the OTC Bulletin Board.

(p) No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Public Filings other than those incurred in the ordinary course of the Company’s businesses since December 31, 2005, or those which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(q) No Undisclosed Events or Circumstances. Since December 31, 2005, no material event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Public Filings.

(r) Investment Company. Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing, shall be true and correct in all material respects as of the Closing Date.

(t) Survival. The foregoing representations and warranties shall survive the Closing for a period of two years.

3. Accredited Investor Representation. Subscriber is familiar with the term “accredited investor” and its use in connection with private placements of securities under applicable federal and state laws. Accordingly, Subscriber represents and warrants that it is an accredited investor as defined in Rule 501(a) under the Securities Act and pursuant to the provisions of state securities laws applicable to Subscriber providing for an exemption from registration or qualification of the offer and sale of the Securities. Subscriber is concurrently delivering to the Company its signed “Accredited Investor Certificate” included hereto immediately following the signature page.

4. Confidentiality. Subscriber acknowledges and agrees that all information disclosed by the Company to Subscriber in this Subscription Agreement or any document provided to Subscriber by the Company in connection with this Offering that is not already disclosed in the Public Filings filed with the Commission shall be considered confidential information of the Company (the “Confidential Information”). Subscriber shall not, without the prior written approval of the Company, use for Subscriber’s own benefit, publish or otherwise disclose to others, or permit the use by others for their benefit or to the detriment of the Company, any of the Confidential Information.

5. Registration Rights. Subscriber shall be entitled to the following registration rights:

5.1 Definitions

(a) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(b) The term “Registrable Securities” means (i) the shares of common stock issued to all Subscribers in the Offering, the shares of Common Stock issuable on exercise of the Investor Warrants issued to the to all Subscribers in the Offering, and the shares of common stock issuable on exercise of the Placement Agent Common Stock Purchase Warrants (the “Broker’s Warrants”) issuable to the Broker, and (ii) any other shares of common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock; provided, however, that the foregoing definitions of Registrable Securities shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, such Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, including pursuant to Rule 144 under the Securities Act;

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities;

5.2 Registration and Liquidated Damages. Within 30 days after Closing of the Offering (the “Filing Date”), the Company shall prepare and file with the Commission a registration statement on Form SB-2 covering the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Company shall use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 90 days after the Closing of the Offering (or within 150 days after the Closing of the Offering if the registration statement receives a review by the Commission) (the “Effectiveness Date”). If the registration statement is not declared effective within 90 days of the Closing of the Offering or within 150 days of the Closing of the Offering if the registration statement receives a review by the Commission, the Company shall pay to each Holder an amount in cash, as “Liquidated Damages” and not as a penalty, equal to one percent (1.0%) of the amount invested by such Holder in the Offering, and, until the registration statement is declared effective by the Commission the Company shall continue to pay such 1.0% liquidated damages for each 30-day period thereafter, up to a maximum liquidated damages amount of not more than 9% of the amount invested by each Holder in the Offering. The Liquidated Damages must be paid within ten (10) days after the end of each thirty 30-day period or shorter part thereof for which Liquidated Damages are payable. In the event a Registration Statement is filed by the Filing Date but is withdrawn prior to being declared effective by the Commission, then such Registration Statement will be deemed to have not been filed. Notwithstanding the foregoing, the Company shall not be liable to the Subscriber under this Section for any events or delays occurring as a consequence of the acts or omissions of the Subscriber contrary to the obligations undertaken by Subscriber in this Agreement.

5.3 Registration Procedures. When the Company is required by this Agreement to effect the registration of any Registrable Securities under the 1933 Act, the Company will, as expeditiously as possible:

(a) subject to the timelines provided in this Agreement, prepare and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers by e-mail on or before 3:00 PM EST on the next business day that the Company receives notice that (i) the Commission has no comments or no further comments on the Registration Statement, and (ii) the registration statement has been declared effective;

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until such registration statement has been effective for a period of two (2) years, and comply with the provisions of the 1933 Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Subscriber’s intended method of disposition set forth in such registration statement for such period;

(c) furnish to the Subscriber, at the Company’s expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(d) if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(e) immediately notify the Subscriber when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

5.4 Expenses. The Company shall bear and pay all expenses incurred in connection with the registration of Registrable Securities pursuant to Section 5.2, including all registration and filing fees, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, fees of transfer agents and registrars (collectively, “Registration Expenses”). All selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any counsel or other advisers to the Holders (collectively, “Selling Expenses”) shall be borne by and for the account of each the Holder.

5.5 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

5.6 Indemnification

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and shareholders of each Holder and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity agreement contained in this subsection 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such indemnified person.

(b) To the extent permitted by law, each Holder severally but not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any other Holder selling securities in such registration statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 5.6(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 5.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

5.7 No Assignment of Registration Rights. The rights to cause the Company to register the Registrable Securities pursuant to this Section 5 may not be assigned to any party without the express written consent of the Company.

5.8 Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of a Discontinuation Event (as defined below), such Holder will promptly discontinue disposition of such Registrable Securities under the registration statement until such Holder’s receipt of the copies of the supplemented prospectus and/or amended registration statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable prospectus may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. For purposes of this Section, a “Discontinuation Event” shall mean (i) when the Commission notifies the Company whether there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement, (ii) any request by the Commission or any other Federal or state governmental authority for amendments or supplements to such registration statement or prospectus or for additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the registrable securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and/or (v) the occurrence of any event or passage of time that makes the financial statements included in such registration statement ineligible for inclusion therein or any statement made in such registration statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such registration statement, prospectus or other documents so that, in the case of such registration statement or prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.9 Amendment or Modification of Registration Rights. The rights granted to Holder pursuant to this Section may not be amended or modified without the written consent of the Company and Holders of a majority of the Registrable Securities. Any amendment approved pursuant to the terms of this Section 5.9 shall be binding on, and enforceable against, all Holders.

6. Broker’s Fees. Pursuant to the terms of a separate agreement between the Company and the Broker, Subscriber acknowledges that the Company has agreed to pay the Broker the following fees pursuant to the Offering:

a. A cash sales commission equal to 8% of the gross proceeds raised in the Offering,

b. Broker’s Warrants to purchase such number of shares of the common stock of the Company equal to 8% of the aggregate number of shares of common stock sold in the Offering. Each Broker’s Warrant shall have a term of seven (7) years and an exercise price equal to $1.60, and

c. Legal Fee and Due Diligence Fees not to exceed $15,000.

7. Indemnification. Subscriber shall indemnify and hold harmless the Company, its officers, directors and agents from and against any and all losses, damages, liabilities, costs, and expenses which it may sustain or incur in connection with the breach by Subscriber of any representation, warranty, or covenant made by Subscriber.

8. Assignment. Neither this Agreement nor any of the rights of Subscriber may be transferred or assigned by Subscriber.

9. Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, and if to Subscriber, at the Subscriber’s address set forth below, and if to the Company, to the Company’s address set forth on page 1 hereof, or to such other address as the Company or Subscriber shall have designated to the other by like notice.

10. Restrictive Legends. Subscriber acknowledges that the Units will bear a legend to the effect that the Units are “restricted securities” and that transfer of the securities represented thereby is subject to the provisions hereof, and stop-transfer instructions will be placed with the transfer agent for the Securities.

For Residents of All States:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SHARES ARE SUBJECT TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Arizona Residents Only:

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF ARIZONA AND MAY NOT BE TRANSFERRED OR SOLD BY A PURCHASER THEREOF EXCEPT IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS OF ARIZONA OR PURSUANT TO AN EFFECTIVE REGISTRATION THEREUNDER.

11. Miscellaneous. This Agreement: (i) may only be modified by a written instrument executed by Subscriber and the Company; (ii) sets forth the entire agreement of Subscriber and the Company with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of Delaware; and (iv) shall inure to the benefit of, and be binding upon the Company and Subscriber and its respective heirs, legal representatives, successors, and assignees.

12. Obligation to Update. The information provided by Subscriber is correct and complete as of the date hereof. Subscriber understands the significance to the Company of the foregoing representations, and they are made with the intention that the Company will rely upon them. If there should be any material change in such information prior to the subscription being accepted, the Subscriber agrees to immediately provide the Company with such information.

13. Most Favored Nations Provision. If at any time during the period commencing upon the Closing and ending upon the date which is eighteen (18) months from the Effectiveness Date, the Company consummates any private equity or equity-linked financing resulting in the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock to any person or entity at a price per share or exercise price per share less than $1.35 (the “New Financing”), on the closing date of the New Financing, the Subscriber shall have the right to exchange any remaining Shares purchased by the Subscriber in this Offering for the securities offered in the New Financing. For the purpose of the exchange, the common stock offered by the Subscriber in exchange for the securities offered in the New Financing, shall be valued at $1.35 per share.

For purposes of this Section, a New Financing include only equity financings, and shall not include any shares of common stock, or securities convertible into or exercisable for shares of common stock, issued or issuable: (i) in connection with any stock split, combination, dividend or recapitalization; (ii) pursuant to options, warrants, or other rights to acquire Company common stock outstanding on the date hereof as disclosed in the Public Filings; (iii) pursuant to securities that may be issued under any Company equity compensation arrangement, including stock options and/or stock granted under the Company’s stock option plan, for Company’s officers, directors, employees, consultants and advisors pursuant to arrangements, plans or contracts approved by the Company’s board of directors; (iv) upon conversion or exchange of any preferred stock of the Company outstanding on the date hereof; (v) in connection with acquisition transactions approved by the Company’s board of directors, including any merger, consolidation, or purchase or sale of stock or assets; or (vi) to any strategic partners, lenders, lessors and licensees, provided that such issuances are for a primary purpose other than equity financing and such issuances have been approved by the Company’s board of directors.

14. Press Release. The Company shall file a press release within one business day and a Form 8-K within 4 business days in of the Closing of the Offering.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

SIGNATURE PAGE

Amount of Investment:  $

No. of Units:      ($    per Unit)

Entity as Subscriber	Individual as Subscriber
X

Print name as should appear		Print name as should appear

in Company records		in Company records

By:	X

Signature		Signature

X

Print Name and Title of Person Signing		Joint Subscriber Signature

Date: , 2006

Address:

Telephone:
Facsimile:
EIN or SSN:

Ownership. Title to the Securities to be held in one of the following manners, as marked:

☐ Individual or Separate Property (if community property state, spouse must sign Spousal Consent)

☐ ☐ ☐	Joint Tenants with Right of Survivorship (both parties must sign) Tenants in Common (each party must sign) Community Property (spouse must sign Spousal Consent)

☐ Individual Retirement Account (“IRA”)/HR-10 (“Keogh”)/Other:

☐	Trust (exact name of trustee must be indicated)
☐	Other (specify)

**	If a partnership or corporation, please include a copy of the partnership agreement and certificate authorizing investment or certified corporate resolution or other document authorizing this investment, and a certificate of incumbency of officers. If a custodian, trustee or agent, please include the trust, agency or other agreement and certificate authorizing investment.

ACCEPTANCE OF SUBSCRIPTION

The foregoing subscription is hereby accepted this _______ day of __________________, 2006.

PACIFIC BIOMETRICS, INC.

By:
Ronald R. Helm, Chief Executive Officer

ACCREDITED INVESTOR CERTIFICATE -[all Investors must sign]

The undersigned is providing this Accredited Investor Certificate to Pacific Biometrics, Inc., a Delaware corporation (the “Company”), in connection with the offering and sale of Units (each Unit consisting of five shares of Company common stock and a stock purchase warrant to purchase one additional share of common stock). The representations in this Certificate are in addition to the representation and warranties as set forth in Section 3 of the Subscription Agreement, and the Company is entitled to rely on this Certificate.

The undersigned hereby represents and warrants to the Company that it is an “accredited investor” (within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933), as follows:

Please initial and complete each of the applicable categories described below

Category
☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years (or joint income with that person’s spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year; or

☐	A natural person whose individual net worth (or joint net worth with that person’s spouse), exceeds $1,000,000. For purposes of this Certificate, “net worth” means the excess of total assets at fair market value over total liabilities; or

☐	A corporation with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units; or

☐	A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the proposed investment; or

☐	A partnership, Massachusetts or similar trust, or organization described in Section 501(c)(3) of the Internal Revenue
Code, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units; or

☐	A bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; or

☐	A broker or dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934; or

☐	An insurance company as defined in section 2(13) of the Securities Act; or

☐	An investment company registered under the Investment Company Act of 1940 or a Business Development Company as defined in section 2(a)(48) of that Act; or

☐	A Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or

☐	An Employee Benefit Plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974
(“ERISA”), (A) if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or (B) if the
Employee Benefit Plan has total assets in excess of $5,000,000 or (C) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

☐	an entity in which all of the equity owners are accredited investors as set forth above.

DATED as of the      day of      , 2006.

INVESTOR NAME:	—
Authorized Signature:	—
Printed Name of Person Signing:____________________________________________________________________
Capacity/Title of Signatory:	—

Exhibit A

FORM OF INVESTOR COMMON STOCK PURCHASE WARRANT